H. C. WAINWRIGHT & CO., INC.

Investments Since 1868

52 Vanderbilt Avenue, 12th Floor
New York, NY 10017

Phone: (212) 856-5700
Fax: (212) 856-5753

December 26, 2008

World Web Publishing.com Corp.
487-250 H Street
Blaine, Washington 98230-4033

Dear Mr. Wangh,

This letter is to document the termination of the Investing Banking Agreement, dated April 8, 2008 ("Agreement"), entered into between World Web Publishing.com Corp. (the "Company") and H.C. Wainwright & Co., Inc. ("Wainwright"). Both parties believe it is in their best interest to terminate the Agreement.

Wainwright expressly represents that it will not provide to the Company any further investment banking or financial advisory services. As of December 26, 2008, Wainwright has not received any cash, warrants, stock or other compensation from the Company.

Sections 6, 11, 13 and 15 of the Agreement shall survive the termination of the Agreement.

We appreciate your cooperation in this matter and look forward to working with you in the future.

Sincerely,

[signature]

Name: Michael S. Messinger
Title: C.O.O.
Date: 12/30/08

H.C. WAINWRIGHT & CO., INC.

Accepted and acknowledged:

[signature]

Name: Jordan Wangh
Title: President
Date: Dec 30, 08

WORLD WEB PUBLISHING.COM CORP.